SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    Form 8-K
                                 Current Report


                     Pursuant to Section 13 to 15(d) of the

                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 4, 1999


                                  MESTEK, INC.
               (Exact name of registrant as specified in Charter)

Pennsylvania                         1-448                            25-0661650
(State of jurisdiction of   (Commission File Number)              (IRS Employer
Incorporation)                                               Identification No.)


              260 North Elm Street, Westfield, Massachusetts 01085 (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code (413) 568-9571



                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 2.

On May  26,  1999,  the  Company  entered  into  a  definitive  agreement,  (The
Agreement), to merge its wholly owned subsidiary, MCS, Inc. (MCS) into Simione Central Holdings, Inc. (Simione). Under the terms of The Agreement, for every share of outstanding Simione common stock, Simione will issue .85 shares of its common stock to Mestek in the exchange. As a result, the Company will own approximately 46% of Simione after the merger is completed.

Simione is a leading provider of information systems and services to the Home Health Care industry with approximately $41.6 million in revenues and a loss of $12.1 million in 1998. Simione was adversely affected in 1998 by changes in the government's Medicare reimbursement methodology and by adverse financial circumstances affecting its largest customer, Columbia/HCA. Accordingly, the Company does not believe that Simione's 1998 results of operations are indicative of its future post-merger prospects.

Simione provides information systems, consulting and agency support services to approximately 2,200 customers nationwide. Simione provides freestanding, hospital based and multi-office Home Health Care Providers (including certified, private duty, staffing, HME, IV therapy, and hospice) with complete information solutions that address all aspects of home care operations. Simione maintains offices nationwide and is headquartered in Atlanta, Georgia.

MCS is a leading provider of information systems and services to the Home Heath Care industry with approximately $17 million (unaudited) in revenues and $2.5 million (unaudited) in operating profit in 1998. MCS markets its products under the MestaMed name and has approximately 750 customers. MCS is based in Pittsburgh, Pennsylvania.

The Company believes that Simione and MCS, by virtue of their combined installed customer base and comparable products will be better positioned as a result of this transaction to undertake the technology investments needed to meet the needs of their customers in the future.

The Agreement is subject to regulatory and shareholder approvals and is expected by the parties to close prior to October 31, 1999.

Statements made in this filing which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward-looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The merger is subject to several conditions, including regulatory and shareholder approval. No assurance can be given that the merger will be completed on a timely basis, if at all. In addition, if the merger is completed, no assurance can be given that MCS and Simione will be successful in timely integrating their operations, personnel and systems. In addition, Simione's future financial performance could differ significantly from the expectations of management. Important factors that could cause Simione's post-merger financial performance to differ materially from the Company's financial projections and from those expressed in any forward-looking statements include, without limitation, regulative changes affecting health care reimbursement, variability in quarterly operating results, customer concentration, product acceptance, long sales cycles, long and varying delivery cycles, Simione's dependence on business partners, emerging technological standards, risks associated with acquisitions, risks associated with the Year 2000 problem and risk factors detailed from time to time in Simione's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements.





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Item 7.  Financial Statements and Exhibits

(c)  Exhibits:

          Exhibits No.     Description

               2.1 Agreement and Plan of Merger, dated May 26, 1999, among Simione Central Holdings, Inc.,
                           MCS, Inc., and Mestek, Inc.


Such Exhibits as listed above will be filed together herewith.

                                  Mestek, Inc.

Dated:   June 4, 1999             By: /S/ STEPHEN M. SHEA
                                  ----------------------------------------------
                                  Stephen M. Shea
                                  Senior Vice President - Finance
                                  Chief Financial Officer